Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
August 25, 2005		(813) 282-1225
FOR IMMEDIATE RELEASE

OUTBACK STEAKHOUSE, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, August 25, 2005 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended August 20, 2005 compared with the same four-week period in 2004 changed by approximately:

Four weeks ended August 20, 2005	Company- owned	Franchise and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-0.4%	1.5%	-0.1%
Carrabba’s Italian Grills	8.2%	n/a	8.2%
Fleming’s Prime Steakhouse and Wine Bars	16.0%	n/a	16.0%
Roy’s	12.1%	n/a	12.1%
Bonefish Grills	10.2%	5.0%	9.6%
Domestic average unit volumes
Outback Steakhouses	-1.1%	2.2%	-0.7%
Carrabba’s Italian Grills	6.1%	n/a	6.1%
Fleming’s Prime Steakhouse and Wine Bars	6.5%	n/a	6.5%
Roy’s	16.3%	n/a	16.3%
Bonefish Grills	7.5%	5.0%	7.1%

The Company noted that all brands experienced slight increases in comparable store sales during this reporting period as a result of the impact of Hurricane Charley during the same period last year.

More…

STORE INFORMATION

	Restaurants opened/(closed) during the month ended August 31, 2005	Restaurants open as of August 31, 2005
Outback Steakhouses
Company-owned - domestic	5	661
Company-owned - international	2	85
Franchised and development joint venture - domestic	1	105
Franchised and development joint venture - international	(2)	53
Total	6	904
Carrabba's Italian Grills
Company-owned	1	187
Bonefish Grills
Company-owned	4	77
Franchised	-	4
Total	4	81
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	1	33
Roy’s
Company-owned	-	19
Cheeseburger in Paradise
Company-owned	1	19
Paul Lee’s Chinese Kitchens
Company-owned	1	4
Lee Roy Selmon’s
Company-owned	-	3

System-wide total	14	1,250

The Outback Steakhouse, Inc. restaurant system operates in 50 states and 21 countries internationally.

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